EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U. S. C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned Chief Executive Officer and Chief Financial Officer of Bally Total Fitness Holding Corporation (the “Company”) hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:
(1) The Annual Report of the Company on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company at the dates and for the periods indicated.
Date: November 29, 2005

/s/ Paul A. Toback	/s/ Carl Landeck

Name: Paul A. Toback Title: Chief Executive Officer	Name: Carl Landeck Title: Chief Financial Officer